Exhibit 99.A

News
El Paso Corporation Provides 2005 Financial Results
HOUSTON, TEXAS, March 1, 2006—El Paso Corporation (NYSE:EP) is providing today fourth quarter and full-year 2005 financial results for the company.
2005 Highlights
•	For the 12 months ended December 31, 2005, El Paso reported a net loss available to common stockholders of $633 million, or $0.98 per diluted share, compared with a net loss of $947 million, or $1.48 per diluted share, for 2004. Results in both years were impacted by a number of impairments, gains and losses associated with asset sales, restructuring costs and other significant items, non-cash mark-to-market losses, and litigation charges. EBIT for the 12 months ended December 31, 2005 was $398 million versus $817 million for 2004.

•	El Paso’s two core businesses of pipelines and exploration and production generated earnings before interest expense and taxes (EBIT) of $1.92 billion in 2005.
•	The company’s natural gas pipeline business generated $1.23 billion of EBIT. During the year, El Paso put into service a number of system-wide expansions, the largest being its Cheyenne Plains pipeline system that serves the growing Rockies region.

•	El Paso’s exploration and production business completed its turnaround and generated $696 million of EBIT. For the year, production volumes averaged 743 million cubic feet equivalent per day (MMcfe/d), excluding unconsolidated affiliate volumes of 24 MMcfe/d. Hurricane-related shut-ins reduced average production by 34 MMcfe/d.
•	Results for 2005 were impacted by:
•	Significant items, including:
•	$968 million of losses and impairments on assets and investments, of which $177 million related to international power assets included in discontinued operations;

•	$875 million of gains from the sales of assets and investments, of which $394 million relates to a gain from the sale of El Paso’s South Louisiana gathering and processing assets included in discontinued operations;

•	Other developments, including:
•	$436 million of non-cash mark-to-market losses on derivatives intended to manage the price risk of the company’s natural gas and oil production resulting from the sharp rise in commodity prices; and

•	$352 million of charges in the fourth quarter resulting from an unfavorable decision associated with a retiree medical benefits lawsuit.
•	In 2005, the company generated cash flow from operations of $0.3 billion; invested $2.7 billion of capital, including $1 billion for acquisitions, primarily in its two core businesses; generated $2.0 billion of cash through asset sales, including $0.6 billion of cash from discontinued assets sold; and paid $0.1 billion in dividends.

•	El Paso reduced debt, net of cash, by $1 billion to $16.1 billion at December 31, 2005. The company maintains a strong liquidity position with approximately $2.3 billion of available cash and borrowing capacity as of December 31, 2005.
“With El Paso’s turnaround complete, we enter 2006 with a great deal of opportunity and momentum,” said Doug Foshee, El Paso’s president and chief executive officer. “No company is better positioned to develop the natural gas infrastructure that will be needed in the United States and Mexico. Our E&P business has a solid multi-year inventory of projects that are economic at $5.50 per MMBtu natural gas prices and position us to grow reserves and production organically. We look forward to delivering on the 2006 plan we announced on January 18.”
Three Months Ended December 31, 2005
For the three months ended December 31, 2005, El Paso reported a net loss available to common stockholders of $172 million, or $0.26 per diluted share, compared with a net loss of $542 million, or $0.85 per diluted share, for the same period in 2004. Results for the fourth quarter of 2005 were impacted by a number of factors:

•	Significant items, including:
•	$215 million of losses and impairments on assets and investments of which $74 million related to Nejapa power assets in Central America included in discontinued operations; and

•	$550 million of gains from the sales of assets and investments of which $394 million relates to the gain from the sale of the South Louisiana gathering and processing assets included in discontinued operations.
•	Other developments, including:
•	$352-million charge from an unfavorable decision associated with a retiree medical benefits lawsuit, and

•	$72 million of non-cash mark-to-market gains on derivatives intended to manage the price risk of its natural gas and oil production.
A summary of financial results for the three and 12 months ended December 31, 2005 and 2004 are as follows:

Financial Results	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions, except per share amounts)	2005	2004	2005	2004
Loss from continuing operations	$(283)	$(526)	$(702)	$(829)
Discontinued operations, net of income taxes	125	(16)	100	(118)
Cumulative effect of accounting changes, net of income taxes	(4)	—	(4)	—

Net loss	(162)	(542)	(606)	(947)
Preferred stock dividends	(10)	—	(27)	—

Net loss available to common stockholders	$(172)	$(542)	$(633)	$(947)

Basic and diluted per share amounts
Loss from continuing operations per share	$(0.45)	$(0.82)	$(1.13)	$(1.30)
Discontinued operations per share	0.20	(0.03)	0.16	(0.18)
Cumulative effect of accounting changes per share	(0.01)	—	(0.01)	—

Loss per share	$(0.26)	$(0.85)	$(0.98)	$(1.48)

Significant items that impacted EBIT reported in continuing operations for these periods are summarized below and schedules are attached to this release.

Significant Items Impacting EBIT	Three Months Ended		Twelve Months Ended
($ in millions)	December 31,		December 31,
	2005	2004	2005	2004
Losses and impairments on assets and investments	$(136)	$(611)	$(790)	$(1,532)
Gains on sales of assets and investments	153	29	478	577
Western energy settlement	—	—	(59)	—
Restructuring costs and other items	(1)	(53)	(59)	(118)

Total significant items impacting EBIT	$16	$(635)	$(430)	$(1,073)

Business Unit Financial Update
Pipeline Group
The Pipeline Group’s EBIT for the three months ended December 31, 2005 was $233 million, compared with $369 million for the same period in 2004. Results for the fourth quarter 2005 period include $46 million of impairments for the Blue Atlantic, Seafarer, and Bahamas LNG projects. In addition, results in fourth quarter 2005 were unfavorably impacted by Hurricanes Katrina and Rita, which reduced overall EBIT by $42 million, and higher environmental and legal reserves that impacted EBIT by $19 million. Throughput was up from 2004 levels primarily due to recent expansions.

	Three Months Ended
Pipeline Group Results	December 31,
($ in millions)	2005	2004
Reported EBIT	$233	$369
DD&A	$110	$105
Significant items	$(46)	$16
Total throughput (BBtu/d)[1]	21,274	20,398

[1]	Includes proportionate share of jointly owned pipelines

Exploration and Production
The Exploration and Production segment’s EBIT for the three months ended December 31, 2005 was $168 million compared with $176 million for the same period in 2004. Fourth quarter 2005 production volumes averaged 686 MMcfe/d, excluding unconsolidated affiliate volumes of 73 MMcfe/d, which is down 11 percent from 2004 levels. The decrease is due to hurricane impacts, which reduced quarterly production by 97 MMcfe/d. The realized price for natural gas during the three months ended December 31, 2005 was $6.55 per thousand cubic feet (Mcf), compared with $6.18 per Mcf for the same period in 2004. Oil, condensate, and natural gas liquids (NGL) realized prices were $50.27 per barrel in fourth quarter 2005, up 27 percent compared with the same period in 2004. Total per-unit cash costs increased to an average of $2.05 per Mcfe in fourth quarter 2005 compared with $1.69 per Mcfe for the same 2004 period primarily due to higher production taxes resulting from higher prices and higher corporate and division overhead.

Exploration and Production Results	Three Months Ended
($ in millions)	December 31,
	2005	2004
Reported EBIT	$168	$176
DD&A	$156	$141
Significant items	$(1)	$(10)
Consolidated volumes:
Natural gas sales volumes (MMcf)	53,064	58,341
Oil, condensate, and NGL sales volumes (MBbls)	1,672	2,158

Total equivalent sales volumes (MMcfe)	63,096	71,292
Four Star equity volumes[1]
Natural gas sales volumes (MMcf)	5,084	—
Oil, condensate, and NGL sales volumes (MBbls)	267	—
Total equivalent sales volumes (MMcfe)	6,688	—

Exploration and Production Results	Three Months Ended
($ in millions)	December 31,
	2005	2004
Weighted average realized prices including hedges[2,3]
Natural gas ($/Mcf)	$6.55	$6.18
Oil, condensate, and NGL ($/Bbl)	$50.27	$39.44
Per-unit costs ($/Mcfe)[3]
Unit of production depletion costs	$2.25	$1.81
Cash costs[4]	$2.05	$1.69
Total costs	$4.30	$3.50

[1]	Four Star is an equity investment acquired in the Medicine Bow transaction. Amounts disclosed represent the company’s proportionate share in Four Star.

[2]	Prices are stated after transportation costs

[3]	Price and costs per unit do not include the company’s proportionate share of Four Star volumes, revenues, or cost.

[4]	Includes lease operating costs, production-related taxes, G&A expenses, and other taxes
Other Operations
Marketing and Trading
The Marketing and Trading segment reported an EBIT loss of $224 million for the three months ended December 31, 2005 compared with a loss of $85 million for the same period in 2004. The 2005 loss was a result of mark-to-market losses in the power book and previously announced transactions intended to assign to third parties a substantial portion of the company’s power contracts, including the Cordova tolling agreement. Also included in the fourth quarter 2005 power book loss were locational power price differences between eastern PJM and the west PJM hub. These losses were partially offset by mark-to-market gains during the quarter relating to production-related swap and options contracts where lower natural gas prices reversed a portion of losses taken in earlier quarters of 2005.
Power
El Paso’s Power segment reported an EBIT loss of $59 million for the three months ended December 31, 2005 compared with a loss of $494 million for the same period in 2004. During the fourth quarter of 2005, El Paso recorded a $57-million impairment at the Macae plant in Brazil as a result of the memorandum of understanding reached with

Petrobras for the sale of that facility, an impairment of $20 million on Central American power assets based on ongoing negotiations to sell those plants, and losses on the sales of several power turbines totaling $12 million. These losses were partially offset by a $39-million gain on the sale of a portion of the company’s interests in Intercontinental Exchange. Fourth quarter 2004 results were negatively impacted by impairments of Cedar Brakes I and II restructured power contracts of $227 million, investments in Asian power plants of $182 million, and an investment in Midland Cogeneration Venture of $161 million.
Field Services
Reported EBIT in the Field Services segment during the fourth quarter of 2005 was $128 million compared with a loss of $12 million during the same period in 2004. EBIT was higher in the fourth quarter of 2005 primarily due to the sale of the Javelina investment, which produced a gain of $111 million.

Other Operations Results ($ in millions)	Three Months Ended
	December 31,
	2005	2004
Marketing and Trading Results
Reported EBIT (loss)	$(224)	$(85)
DD&A	$1	$3

Power Results
Reported EBIT (loss)	$(59)	$(494)
DD&A	$4	$9
Significant Items	$(49)	$(581)

Field Services Results
Reported EBIT (loss)	$128	$(12)
DD&A	—	—
Significant items	$112	$(4)

Corporate and Other Activities
Corporate and Other reported an EBIT loss of $352 million during the fourth quarter of 2005 compared with a loss of $196 million in 2004. The fourth quarter 2005 loss was principally a result of an unfavorable court decision associated with a retiree medical benefits lawsuit mentioned previously.
Detailed operating statistics for each of El Paso’s businesses will be posted at www.elpaso.com in the Investors section.
Webcast Information
El Paso Corporation has scheduled a live webcast of its 2005 results on March 1, 2006 beginning at 10:00 a.m. Eastern Time, 9:00 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section. A limited number of telephone lines will also be available to participants by dialing (973) 935-2981 ten minutes prior to the start of the webcast.
A replay of the webcast will be available online through the company’s Web site in the Investors section. A telephone audio replay will be also available through March 8, 2006 by dialing (973) 341-3080 (access code 7038433). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.
Disclosure of Non-GAAP Financial Measures
The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are attached. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso’s full operating statistics, which will be posted at www.elpaso.com in the Investors section.
El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss) adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items, discontinued operations, and the impact of accounting changes; (ii) income taxes; (iii) interest and debt expense; and (iv) distributions on preferred interests of consolidated subsidiaries. The company excludes interest and debt expense and distributions on preferred interests of consolidated subsidiaries so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as substantial investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all of El Paso’s businesses and investments. Per-unit total cash expenses equal total operating expenses less DD&A and other non-cash charges divided by total production. It is a valuable measure of operating efficiency.
El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare the operating and financial performance of the company and its business segments with the performance of other companies within the industry.
These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to implement and achieve our objectives in the 2006 plan as set forth in this release, including achieving our debt-reduction targets, earnings and cash flow targets; changes in reserve estimates based upon internal and third party reserve analyses; the effects of any changes in accounting rules and guidance; our ability to meet production volume targets in our Production segment; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and natural gas hedge transactions; outcome of litigation, including shareholder derivative and class actions related to reserve revisions and restatements; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417
Media Relations
Chris Jones, Manager
Office: (713) 420-4136
Fax: (713) 420-4417

Schedule of 2005 Significant Items
12 Months Ended December 31, 2005
($ in millions and pre-tax)*

	Continuing	Discontinued
	Operations	Operations	Total
Losses and impairments on long-lived assets and investments:
Macae	$(351)	$—	$(351)
Midland Cogeneration Venture	(163)	—	(163)
Asia power	(87)	—	(87)
Central America	(76)	—	(76)
Pipeline and LNG projects	(46)	—	(46)
International power assets	—	(177)	(177)
Other	(67)	(1)	(68)

	$(790)	$(178)	$(968)
Gains on sales of long-lived assets and investments
South Louisiana midstream	$—	$394	$394
Enterprise Products interests	183	—	183
Javelina midstream interests	111	—	111
Korean power plant	108	—	108
Intercontinental Exchange	39	—	39
Other	37	3	40

	$478	$397	$875

Other items
Western energy settlement	$(59)	$—	$(59)
Restructuring costs and other items	(59)	—	(59)

	$(118)	$—	$(118)

Total	$(430)	$219	$(211)

*	Does not include a $352-million charge from an unfavorable decision associated with a retiree medical benefits lawsuit or $436 million in mark-to-market losses on derivatives intended to manage natural gas and oil production price risks.

Schedule of 2005 Significant Items
Three Months Ended December 31, 2005
($ in millions and pre-tax)*

	Continuing	Discontinued
	Operations	Operations	Total
Losses and impairments on long-lived assets and investments:
Macae	$(57)	$—	$(57)
Central America	$(20)		$(20)
Nejapa	—	(74)	(74)
Pipeline and LNG projects	(46)	—	(46)
Other	(13)	(5)	(18)

	$(136)	$(79)	$(215)
Gains on sales of long-lived assets and investments
South Louisiana	$—	$394	$394
Javelina midstream interests	111	—	111
Intercontinental Exchange	39	—	39
Other	3	3	6

	$153	$397	$550

Other items	$(1)	$—	$(1)

Total	$16	$318	$334

*	Does not include a $352-million charge from an unfavorable decision associated with a retiree medical benefits lawsuit or $72 million of mark-to-market gains on derivatives intended to manage natural gas and oil production price risks.